UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2009

THE INTERPUBLIC GROUP OF COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 5, 2009, The Interpublic Group of Companies, Inc. (“IPG”) entered into Amendment No. 2 (the “Amendment”) to the 3-Year Credit Agreement dated as of July 18, 2008 (the “Credit Agreement”) among IPG, Citibank, N.A. as administrative agent, and the banks, financial institutions and other institutional lenders parties thereto as lenders. A copy of the Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated into this report by reference to this exhibit. The summary below is qualified in its entirety by reference to the full terms of the Amendment. The Amendment modifies certain of the financial covenants as follows:

Exclusion of new notes from covenant calculations.    If IPG issues new senior notes, then until November 15, 2009 IPG will disregard all or part of its aggregate principal amount in calculations under the financial covenants in the Credit Agreement. The amount that is disregarded is the aggregate principal amount of the new senior notes up to $600 million, reduced (but not below zero) by the aggregate amount of any reductions from time to time in the aggregate principal amount of its 5.40% Senior Unsecured Notes due 2009, Floating Rate Senior Unsecured Notes due 2010 and 7.25% Senior Unsecured Notes due 2011 that is outstanding as of June 5, 2009.

Interest coverage ratio.    The required interest coverage ratio currently must be no less than 4.50x. The Amendment reduces the required ratio to 3.75x if new senior notes are issued in an aggregate principal amount of at least $450 million. If they are issued in an aggregate principal amount of less than $450 million but at least $300 million, the Amendment reduces the ratio to 3.75x for four-quarter periods through the second quarter of 2010.

Leverage ratio.    The required leverage ratio currently must be no greater than 3.25x. Currently, the required leverage ratio steps down from 3.25x to 3.00x beginning with the four-quarter period ending March 31, 2010. The Amendment eliminates the step-down if new senior notes are issued in an aggregate principal amount of at least $450 million. If they are issued in an aggregate principal amount less than $450 million but at least $300 million, the required ratio will step down beginning with the four-quarter period ending September 30, 2010.

Minimum EBITDA.    The required minimum level of EBITDA is currently $600 million for every four-quarter period. The Amendment reduces the level to $550 million for each four-quarter period through the second quarter of 2010 if new senior notes are issued in an aggregate principal amount of at least $300 million.

Item 8.01.  Other Events

Included under Item 8.01 of this Report on Form 8-K are IPG’s revised audited consolidated financial statements for each of the years ended December 31, 2008, 2007 and 2006. These consolidated financial statements supersede the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”), filed on February 27, 2009. The revisions relate to the adoption of two accounting standards, SFAS 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”) and a revised EITF Topic No. D-98, Classification and Measurement of Redeemable Securities (“EITF D-98”).

SFAS No. 160 requires a noncontrolling interest in a subsidiary to be reported as stockholders’ equity within the consolidated financial statements separate from the parent’s stockholders’ equity. The standard also requires transactions that do not impact a parent’s controlling ownership and do not result in the deconsolidation of the subsidiary to be recorded as equity transactions, while those transactions that do result in a change in ownership and a deconsolidation of the subsidiary to be recorded in net income (loss) with the gain or loss measured at fair value. Prior period information presented in the Exhibits to this Form 8-K has been reclassified, where required.

The revisions to EITF D-98 clarify the interaction between EITF D-98 and SFAS 160, because noncontrolling interests, which SFAS 160 classifies as stockholders’ equity, are also in the scope of EITF D-98. Many of our acquisitions include provisions under which the noncontrolling equity owners can require us to purchase additional interest in a subsidiary at their discretion. Payments for these redeemable noncontrolling interests are contingent upon achieving projected operating performance targets and satisfying other conditions specified in the related agreements and are subject to revisions as the earn-out periods progress. As a result of EITF D-98, we are required to reduce additional paid-in capital in our stockholders’ equity by the estimated redemption value of these redeemable noncontrolling interests and reflect these obligations as “mezzanine equity” in the Consolidated Balance Sheets. Retrospective application of this guidance has no impact on our previously reported net income (loss) available to IPG common stockholders or earnings (loss) per share.

The changes are summarized as follows:

•	Item 8, Financial Statements and Supplementary Data, contains the following revisions:

•	Consolidated Statements of Operations – presents a revised format containing revisions relating to the retroactive effect of applying the presentation and disclosure provisions of SFAS 160;

•

Consolidated Balance Sheets – contains reclassifications as a result of the adoption of SFAS 160 and EITF D-98, specifically we have reclassified minority interest liabilities from other non-current liabilities to noncontrolling interests within equity or redeemable noncontrolling interests and added amounts to redeemable noncontrolling interests by reducing our additional paid-in capital;

•

Consolidated Statements of Cash Flows – begins with net income (loss), which includes the income applicable to noncontrolling interests and, as such, there is no longer an adjustment to reconcile net income (loss) to net cash provided by operating activities;

•

Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss) – includes stockholders’ equity adjustments to give affect to a rollforward of our noncontrolling interests and presents comprehensive income attributable to noncontrolling interests separate from our total comprehensive income;

•

Note 1, Summary of Significant Accounting Policies, describes the specific reclassifications that were made as a result of the adoption of SFAS 160 and EITF D-98 and discusses the potential impact EITF D-98 may have on earnings (loss) per share in subsequent reporting periods;

•	Note 3, Earnings (Loss) Per Share, presents financial results that conform to the captions of the Consolidated Statements of Operations;

•	Note 5, Supplementary Data, presents changes in redeemable noncontrolling interests included in the Consolidated Balance Sheets;

•	Note 16, Commitments and Contingencies, describes changes in the Consolidated Balance Sheets to record redeemable noncontrolling interests as a result of our adoption of EITF D-98;

•	Note 17, Recent Accounting Standards, notes that the presentation and disclosure provisions of SFAS 160 were applied to the consolidated financial statements; and

•	Note 19, Results by Quarter, presents revised financial statement captions as a result of the adoption of SFAS 160.

No items of the 2008 Form 10-K other than those identified above are being revised by this filing. Information in the 2008 Form 10-K is generally stated as of December 31, 2008 and this filing does not reflect any subsequent information or events other than the adoption of the accounting pronouncements described above. This filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2008 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 and other filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the 2008 Form 10-K and such Quarterly Report on Form 10-Q and other filings. The Form 10-Q and other filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred since the filing of the 2008 Form 10-K.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

10.1	Amendment No. 2 to the 3-Year Credit Agreement, dated as of June 5, 2009 (filed pursuant to Item 1.01)

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Item 8, Form 10-K – Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: June 8, 2009	By:	/s/ Nicholas J. Camera

Nicholas J. Camera Senior Vice President, General Counsel and Secretary